                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 (File No. 333-24715) of Aurora Foods Inc. of our report dated March 28, 1997 relating to the balance sheet of MBW Foods Inc. and our report dated March 14, 1997 relating to the financial statements of Mrs. Butterworth's Business, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial Data."


                                          /s/ Price Waterhouse LLP
                                          PRICE WATERHOUSE LLP
                                          San Francisco, California
                                          July 11, 1997